United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 12, 2006

CASCADE CORPORATION
(Exact name of registrant as specified in charter)

Oregon	1-12557	93-0136592
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2201 N.E. 201st Avenue

Fairview, Oregon 97024-9718

(Address of principal executive offices) (Zip Code)

(503) 669-6300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                  Entry in to a Material Definitive Agreement.

On December 12, 2006, Cascade entered into an amendment of its loan agreement with Bank of America, N.A. as a lender and agent and Union Bank of California, N.A., as a lender.  The amendment increases the aggregate amount that may be borrowed under the loan agreement from $25 million to $125 million, and extends the maturity date to December 7, 2011.  Interest on outstanding amounts under the loan agreement accrues at LIBOR plus an additional percentage that ranges from 0.75% to 1.25% depending on Cascade’s consolidated leverage ratio.  The loan agreement and amendments to the loan agreement are attached as Exhibits 10.1 to 10.4 to this Form 10-K.

Item 9.01.      Financial Statements and Exhibits.

(d)  Exhibits.  See Exhibit Index

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cascade Corporation

	By:	/s/ RICHARD S. ANDERSON
Richard S. Anderson
Chief Financial Officer

Dated: December 15, 2006

EXHIBIT INDEX

Exhibit No.	Description

10.1	Loan Agreement dated February 28, 2003, among Cascade Corporation, Bank of America, N.A., Union Bank of California, N.A., and Bank of America, N.A. as agent.

10.2	Amendment to Credit Agreement dated June 29, 2005, among Cascade Corporation, Bank of America, N.A., Union Bank of California, N.A., and Bank of America, N.A. as agent.

10.3	Second Amendment to Credit Agreement dated February 24, 2006, among Cascade Corporation, Bank of America, N.A., Union Bank of California, N.A., and Bank of America, N.A. as agent.

10.4	Third Amendment to Loan Agreement dated December 12, 2006, among Cascade Corporation, Bank of America, N.A., Union Bank of California, N.A., and Bank of America, N.A. as agent.